Town & Country Corporation
                                25 Union Street
                          Chelsea, Massachusetts 02150
                                  617-884-8500

                               December 9, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Amendment No. 2 to Schedule 13G

Dear Sir or Madam:

     On behalf of Town & Country Corporation ("Town & Country"), submitted for filing please find Amendment No. 2 to Schedule 13G, originally filed on February 14, 1992, concerning Town & Country's ownership of common stock of Little Switzerland, Inc. As disclosed in the amendment, Town & Country no longer owns 5% or more of the outstanding common stock of Little Switzerland, Inc.

     If you have any questions concerning the enclosures or require any additional information, please contact the undersigned at (617) 884-8500 or our counsel, Elliot Mark, at (617) 570-1452.

                                             Very truly yours,


                                             /s/ Robert C. MacCready
                                             Robert C. MacCready
                                             Vice President
                                             and Corporate Controller

cc: Kevin M. Dennis, Esq.
    Elliot J. Mark, Esq.